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                                   EXHIBIT B

                   REPRESENTATIONS AND WARRANTIES STATEMENT
                   ----------------------------------------

  By his execution below, the undersigned specifically warrants and represents to FieldPoint Petroleum Incorporated ("Company") that:

  1. The undersigned recognizes, acknowledges, and agrees that __________shares (the "Shares") of the Common Stock of the Company to be acquired by the undersigned pursuant to a Stock Option Agreement with the Company shall be subject to the terms and provisions of the stock transfer restrictions contained in the Bylaws of the Company and that a s a condition precedent to the issuance by the Company of the Shares, the undersigned does hereby ratify, agree to be bound by, and acknowledge that the Shares are subject to the Bylaws and that the undersigned has received and read a copy of the Bylaws and fully understands the meaning and effect of the same.

  2. The Shares are being or will be purchased by the undersigned for investment only, for his own account, and not with a view to the offer, resale, or redistribution thereof.

  3. The undersigned is not and will not be participating, directly or indirectly, in an underwriting of any of the Shares, and the undersigned will not take, or cause to be taken, any action that would cause him to be deemed to be an underwriter of the Shares, as that term is defined in applicable provisions of the Securities Act of 1933, as amended, and the regulations promulgated pursuant to that Act.

  4. The undersigned has had an opportunity to ask questions of, and receive answers from, the management of the Company and persons acting on behalf of the Company, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the undersigned. The undersigned has had an opportunity to make a prudent and full inquiry into the business and financial affairs of the Company.

  5. The undersigned is able to bear the economic risk of an investment in the Shares, and has sufficient net worth to sustain a loss of the entire investment without material economic hardship if such a loss should occur.

  6. The undersigned is aware that an investment in the Shares is speculative and involves a high degree of risk of loss by the undersigned of his entire investment in the Shares. The undersigned is capable of bearing such economic risks.

  7. The financial condition of the undersigned is such that he is under no present or contemplated future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, need, or indebtedness. The undersigned understands that the nature of the investment is such that the undersigned will probably not be able to sell the Shares for a long period of time, and no one has represented to the undersigned that the undersigned will be able to sell the Shares or otherwise realize any return on his investment within any given period of time. In particular, the undersigned acknowledges that the Shares will have no market in the foreseeable future. No assurances have been made to the undersigned regarding any economic gain which may inure to the undersigned by reason of ownership of the Shares.

  8. By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, he is capable of evaluating the merits and risks of an investment by him in the Shares.

  9. The undersigned recognizes that the Shares have not and will not have been registered under the Securities Act of 1933, as amended, nor under the securities laws of any state. The undersigned agrees not to sell the Shares without registering them under the Securities Act of 1933 and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sales, and agrees that a legend may be placed on his stock certificates to such effect.

  10.The undersigned acknowledges that his ability to sell, transfer, convey, pledge or hypothecate the Shares shall be subject to the terms of the Bylaws of the Company to be ratified and confirmed by the undersigned contemporaneously with his execution hereof.

  The undersigned understands that these representations and warranties are being or will be relied upon by the Company in issuing the Shares to the undersigned.

  Executed on ____________________.




                                -----------------------------------
                                J. Kelly Latz